EXHIBIT 10.1

 FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is entered into as of the 1st day of August, 2008, by and between Brookside Properties, Inc., a Tennessee corporation (“Buyer”), and TRB Chattanooga LLC, a Tennessee limited liability company (the “Seller”).

R E C I T A L S:

WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement dated as of July 17, 2008 (as it may be amended from time to time, the “Agreement”) with regard to certain real property more particularly described in the Agreement; and

WHEREAS, Seller and Buyer desire to amend certain terms and provisions of the Agreement pursuant to the terms hereof.

NOW, THEREFORE, for and in consideration of the foregoing premises and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby amend the Agreement as follows:

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Amendment. The first sentence of Section 5(c) of the Agreement is hereby deleted in its entirety and the following is hereby inserted in its place:

“Buyer shall have until August 5, 2008 (the “Inspection Period”) within which to examine the Property and to conduct title examinations, soil tests, non-invasive environmental surveys and/or audits, non-invasive mechanical and structural studies and analyses, make surveys, obtain financing for the purchase of the Property and conduct all other investigations of the Property as Buyer deems necessary to determine whether the Property is suitable and satisfactory to Buyer.”

3. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee.

4. Counterparts. This First Amendment may be executed by each of the parties hereto in separate counterparts with the same effect as if all parties hereto executed the same counterpart. Each such counterpart shall be deemed an original and all of such counterparts together shall constitute one and the same instrument. A counterpart executed by a party hereto and transmitted to the other parties hereto via facsimile or electronic mail transmission will have the same effect as the delivery of the original counterpart.

5. Full Force and Effect. Except as herein modified and amended, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

BUYER:

Brookside Properties, Inc., a Tennessee corporation

By:_________________________________________

Print Name:_________________________________

Title:________________________________________

SELLER:

TRB Chattanooga LLC, a Tennessee limited liability company

By:_________________________________________

Print Name:________________________________

Title:_____________________________________